                                                                    Exhibit 99.1

FOR MORE INFORMATION CONTACT:

AT THE COMPANY                            FRB / WEBER SHANDWICK
Cayce Montero                             Claire Koeneman     Joe Calabrese
Director, Corporate Development           (Analyst Info)      (General Info)
(617) 247-2200                            (312) 640-6745      (212) 445-8434
cmontero@heritagerealty.com

FOR IMMEDIATE RELEASE

           HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
                     FOR FIRST QUARTER ENDED MARCH 31, 2003

Boston, MA...May 12, 2003...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company"), today reported results of its operations for the first quarter ended March 31, 2003. Financial highlights, significant events and transactions completed for the quarter include:

   - Funds from Operations (FFO), a widely accepted measure of REIT performance, for the first quarter 2003 totaled $29.4 million, or $0.70 per diluted share.

   - Net income attributable to common shareholders was $11.2 million, or $0.27 per diluted share.

   - Revenue from rentals and recoveries increased 14% to $75.6 million for the first quarter 2003 from $66.5 million for the first quarter 2002. In excess of 97% of first quarter 2003 total revenue was derived from shopping center properties.

   - During the first quarter of 2003, Heritage completed the acquisition of one community shopping center at a purchase price of $23.7 million.

   - The Company paid a first quarter cash dividend on its common stock of $0.525 per share on April 15, 2003.

"We are encouraged by our quarterly performance given the sluggish economy. Having properties with a high percentage of grocers and multiple anchors, has held us in good stead. Our strategy is simply to give our people the tools they need to provide tenants with superior customer service," stated Heritage's Chairman, President and Chief Executive Officer, Thomas Prendergast. "The results of this quarter demonstrate that we remain focused on the operating performance and leasing of our core portfolio while selectively acquiring assets which meet our criteria. During the quarter we signed 126 new and renewal leases for approximately 550,000 square feet and at the same time, we acquired a community shopping center located in Virginia. We acquired an additional community shopping center on April 1, 2003 located in Indiana. We remain committed to prudently managing our business and maintaining financial flexibility for continued growth in 2003 and beyond."

The first quarter 2003 was the third full quarter of the Company's operations since it completed its initial public offering ("IPO") on April 29, 2002. In connection with the IPO, the Company issued 18,080,556 shares of common stock, including shares issued upon the partial exercise of the underwriters' over-allotment option. In addition, 20,341,767 shares of Series A preferred stock previously outstanding, which shares were required to be excluded from historical diluted per share earnings calculations, automatically converted to shares of common stock on a one-for-one basis. As a result of these changes in the Company's capital structure due to the IPO, certain comparisons with prior period results have generally been eliminated because such results and comparisons would not be meaningful.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2003. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

OPERATING RESULTS
SAME PROPERTY OPERATING RESULTS
With respect to the properties owned and operated by the Company for the three months ended March 31, 2003 and 2002, same property net operating income increased approximately 1% as follows:

                          SAME PROPERTY OPERATING DATA
                                 (IN THOUSANDS)

                                                  THREE MONTHS ENDED
                                                      MARCH 31,
                                               ------------------------
                                                  2003          2002
                                               ----------    ----------
          Total revenue                        $   67,872    $   66,045
          Operating expenses                      (20,783)      (19,297)
                                               ----------    ----------
               Net Operating Income            $   47,089    $   46,748
                                               ==========    ==========

LEASING ACTIVITY
During the first quarter of 2003, the Company executed 126 leases (new and renewed), for 549,000 square feet, and achieved a 5.3% increase over prior rents on a cash basis.

At March 31, 2003, the Company's portfolio was 93.1% leased as compared to 92.2% leased at March 31, 2002.

INVESTMENT ACTIVITY
FIRST QUARTER ACQUISITIONS
SPRADLIN FARM
As previously announced, on January 23, 2003, the Company completed the acquisition of 181,000 square feet of a 442,000 square foot community shopping center located in Christiansburg, Virginia known as Spradlin Farm, for $23.7 million. The center is approximately 10 minutes from Blacksburg, Virginia and the Virginia Tech University campus. The property is 98% leased and is anchored by TJ Maxx, Barnes & Noble, Michael's and Goody's. The shopping center also includes a separately owned Home Depot (124,000 square feet) and Target (137,000 square feet), and is adjacent to a new Wal-Mart Supercenter (210,000 square feet).

SUBSEQUENT ACQUISITIONS
MERIDIAN VILLAGE PLAZA
On April 1, 2003, the Company completed the acquisition of Meridian Village Plaza, a 131,000 square foot grocer-anchored community shopping center located in Carmel, Indiana for $13.6 million. The property, which is 100% leased, is anchored by O'Malia's Food Markets (a subsidiary of Marsh Supermarkets).

FIRST QUARTER DISPOSITIONS
SINGLE TENANT PROPERTIES
Consistent with the Company's strategy of focusing on its core portfolio of grocer-anchored shopping centers and selling non-core properties, during the first quarter of 2003, the Company completed the disposition of its 10 remaining single-tenant properties. The Company realized total proceeds of $2.4 million, resulting in a net gain on sale of $0.8 million.

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1ST QUARTER CONFERENCE CALL
Members of Heritage's senior management will host a conference call on Tuesday, May 13, 2003, at 10:00 a.m., ET, to discuss the Company's first quarter results. Stockholders, analysts and other interested parties may participate in this conference call by accessing the Company's website at:
http://www.heritagerealty.com or by dialing 800-218-0204 or 303-262-2075.

A replay of the conference call will be available after the call through May 20, 2003 by accessing the Company's website at: http://www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, access code 533859.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of March 31, 2003, the Company had a portfolio consisting principally of 153 shopping centers, located in 27 states and totaling approximately 31.2 million square feet of total gross leasable area, of which 26.1 million square feet is company-owned gross leasable area. The Company's shopping center portfolio was approximately 93.1% leased as of March 31, 2003.

Heritage is headquartered in Boston Massachusetts and has an additional 14 regional offices located in the Eastern and Midwestern United States.

A copy of Heritage's first quarter 2003 "Supplemental Operating and Financial Data" will be available on the Investor Relations section of the Company's website at http://www.heritagerealty.com. These materials are also available by written request to:

                                Cayce L. Montero
                         Director, Corporate Development
                               535 Boylston Street
                                Boston, MA 02116

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2003 AND DECEMBER 31, 2002
           (UNAUDITED, IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE DATA)

                                                                                                MARCH 31,        DECEMBER 31,
                                                                                                  2003              2002
                                                                                                  ----              ----
                                          ASSETS

Real estate investments, net .............................................................   $     2,014,064   $     2,008,504
Cash and cash equivalents ................................................................            18,451             1,491
Accounts  receivable,  net of allowance for doubtful accounts of $7,169 in 2003 and $6,389
  in 2002 ................................................................................            23,048            22,836
Prepaids and other assets ................................................................            10,712            11,162
Deferred financing and leasing costs .....................................................            15,271            15,564
                                                                                             ---------------   ---------------
           Total assets ..................................................................   $     2,081,546   $     2,059,557
                                                                                             ===============   ===============

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
     Mortgage loans payable ..............................................................   $       582,456   $       569,663
     Unsecured notes payable .............................................................           201,490           201,490
     Line of credit facility .............................................................           251,000           234,000
     Accrued expenses and other liabilities ..............................................            69,563            68,275
     Accrued distributions ...............................................................            22,112            21,968
                                                                                             ---------------   ---------------
           Total liabilities .............................................................         1,126,621         1,095,396
                                                                                             ---------------   ---------------
     Series B Preferred Units ............................................................            50,000            50,000
     Series C Preferred Units ............................................................            25,000            25,000
     Exchangeable limited partnership units ..............................................             7,969             8,128
     Other minority interest .............................................................             2,425             2,425
                                                                                             ---------------   ---------------
           Total minority interests ......................................................            85,394            85,553
                                                                                             ---------------   ---------------
Shareholders' equity:
     Common stock, $.001 par value; 200,000,000 shares authorized; 41,778,708 and
       41,504,208 shares issued and outstanding at March 31, 2003 and December 31, 2002,
       respectively ......................................................................                42                42
     Additional paid-in capital ..........................................................         1,012,448         1,006,416
     Cumulative distributions in excess of net income ....................................          (137,517)         (126,803)
     Unearned compensation ...............................................................            (5,442)           (1,047)
                                                                                             ---------------    ---------------
           Total shareholders' equity ....................................................           869,531           878,608
                                                                                             ---------------    ---------------
           Total liabilities and shareholders' equity ....................................   $     2,081,546    $    2,059,557
                                                                                             ===============    ===============

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                                                     THREE MONTHS ENDED
                                                                                                          MARCH 31,
                                                                                                   2003               2002
                                                                                                   ----               -----
Revenue:
   Rentals and recoveries ................................................................   $        75,579    $        66,467
   Interest and other ....................................................................                12                 15
                                                                                             ---------------    ---------------
       Total income ......................................................................            75,591             66,482
                                                                                             ---------------    ---------------
Expenses:
   Property operating expenses ...........................................................            12,044              9,932
   Real estate taxes .....................................................................            10,471              9,524
   Depreciation and amortization .........................................................            19,121             17,380
   Interest ..............................................................................            16,877             21,121
   General and administrative ............................................................             5,003              3,246
                                                                                             ---------------    ---------------
       Total expenses                                                                                 63,516             61,203
                                                                                             ---------------    ---------------
       Income before net gains (losses) ..................................................            12,075              5,279
Net gains on sales of real estate investments ............................................                 -              1,374
Net derivative (losses) gains ............................................................                 -               (150)
                                                                                             ---------------    ---------------
       Income before allocation to minority interests ....................................            12,075              6,503
Income allocated to exchangeable limited partnership units ...............................               (20)                 -
Income allocated to Series B & C Preferred Units .........................................            (1,664)            (1,664)
                                                                                             ---------------    ---------------
       Income before discontinued operations .............................................            10,391              4,839

Discontinued operations:
   Operating income from discontinued operations .........................................                20                 63
   Gain on sale of discontinued operations ...............................................               809                  -
                                                                                             ---------------    ---------------
   Income from discontinued operations                                                                   829                 63
                                                                                             ---------------    ---------------
       Net income ........................................................................            11,220              4,902
Preferred stock distributions ............................................................                 -            (10,850)
Accretion of redeemable equity ...........................................................                 -               (249)
                                                                                             ---------------    ---------------
       Net income (loss) attributable to common shareholders .............................   $        11,220    $        (6,197)
                                                                                             ===============    ===============
BASIC PER-SHARE DATA:
   Income (loss) before discontinued operations ..........................................   $          0.25    $         (0.92)
   Income from discontinued operations ...................................................              0.02               0.01
                                                                                             ---------------    ---------------
   Income (loss) attributable to common shareholders .....................................   $          0.27    $         (0.91)
                                                                                             ===============    ===============

   Weighted average common shares outstanding ............................................            41,593              6,845
                                                                                             ===============    ===============
DILUTED PER-SHARE DATA:
   Income (loss) before discontinued operations and extraordinary item ...................   $          0.25    $         (0.92)
   Income from discontinued operations ...................................................              0.02               0.01
                                                                                             ---------------    ---------------
   Income (loss) attributable to common shareholders .....................................   $          0.27    $         (0.91)
                                                                                             ===============    ===============
   Weighted average common and common equivalent shares outstanding ......................            41,933              6,845
                                                                                             ===============    ===============

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                      CALCULATION OF FUNDS FROM OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                    ------------------------
                                                                      2003          2002
                                                                      ----          ----
     Net income .................................................   $   11,220    $    4,902
          Add (deduct):
             Depreciation and amortization (real
             estate-related) ....................................       18,976        17,271
             Net gains on sales of real estate investments
                   and discontinued operations ..................         (809)       (1,374)
             Preferred stock distributions ......................           --       (10,850)
             Accretion of redeemable equity .....................           --          (249)
                                                                    ----------    ----------
                Funds from Operations ...........................   $   29,387    $    9,700
                                                                    ==========    ==========

The White Paper on Funds from Operations approved by NAREIT in March 1995, and revised in November 1999, defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from extraordinary items and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.